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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE:
Contact:   Erik Bratt
           WEBSIDESTORY, INC.
           Voice: (858) 546-0040, ext. 365
           Email: ebratt@websidestory.com

             SEASONED SOFTWARE AND INTERNET EXECUTIVE, BILL HARRIS,
                     JOINS WEBSIDESTORY'S BOARD OF DIRECTORS

      Former Intuit and PayPal CEO Brings More Than 15 Years of Technology
              Experience to Leading On-Demand Web Analytics Vendor

SAN DIEGO, CA (April 20, 2005) -- WebSideStory (Nasdaq: WSSI), a leading provider of on-demand web analytics, today announced that William H. Harris Jr., an experienced software and Internet executive, has joined the company's board of directors. Harris has worked in the technology industry for more than 15 years, including serving as the CEO of Intuit and PayPal during the 1990s and 2000. Harris serves on the boards of Macromedia and Earthlink and is currently chairman and principal shareholder of four early-stage technology companies:
PassMark Security, XTec, Isochron and MyVest.

      "We look forward to adding Bill's extensive knowledge and leadership in the areas of media, software and Internet-based businesses as we continue to expand our award-winning suite of on-demand digital marketing solutions," said Jeff Lunsford, chairman and CEO of WebSideStory.

      Harris began his career in the media industry, starting with Time Inc. and then moving to U.S. News & World Report, where he ran the business side of the publication from 1986 to 1990. In 1991, he became president of ChipSoft, the makers of TurboTax, the leading consumer tax preparation software. He later became executive vice president and CEO of Intuit, which merged with ChipSoft in 1993. In 1999 and 2000, Harris served as the CEO of PayPal, an online payment service acquired by eBay. Harris received a bachelor's degree from Middlebury College in 1979 and graduated from Harvard Business School in 1981.


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Bill Harris Joins WebSideStory Board
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      "WebSideStory is at the center of two very positive trends: the rapid growth in online marketing and the growing acceptance of the on-demand delivery model," Harris said. "I look forward to helping the WebSideStory team maintain its leadership position and scale its business."

      For more information about WebSideStory, please visit http://www.websidestory.com.


ABOUT WEBSIDESTORY
WebSideStory is a leading provider of on-demand Web analytics services. WebSideStory's services collect data from Web browsers, process that data and deliver reports of online behavior to its customers on demand. More than 700 enterprise customers worldwide use WebSideStory's services to understand how Internet users respond to Web site design and content changes, online marketing campaigns and e-commerce offerings. With this information, they can make more effective marketing decisions and easily improve the merchandising, sales, support and design of their sites. For more information, contact WebSideStory, Inc. Voice: 858 546-0040. Fax: 858.546.0480. Address: 10182 Telesis Court, 6th
Floor, San Diego, CA 92121. Web site: www.WebSideStory.com. HBX is a trademark and WebSideStory is a registered trademark of WebSideStory. Other trademarks belong to their respective owners.

FORWARD-LOOKING STATEMENTS
Statements in this press release that are not a description of historical facts are forward-looking statements. You should not regard any forward-looking statement as a representation by WebSideStory that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in WebSideStory's business including, without limitation: WebSideStory's limited experience in an emerging market with unproven business and technology models; WebSideStory's reliance on its Web analytics services for the majority of its revenue; WebSideStory's recent achievement of profitability and the risk that it may not maintain its profitability; the highly competitive markets in which WebSideStory operates that may make it difficult for the company to retain customers; the risk that WebSideStory's customers fail to renew their agreements; the risk that WebSideStory's services may become obsolete in a market with rapidly changing technology and industry standards; and other risks described in WebSideStory's Securities and Exchange Commission filings, including WebSideStory's annual report on Form 10-K for the year ended December 31, 2004. Do not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. All forward-looking statements are qualified in their entirety by this cautionary statement and WebSideStory undertakes no obligation to revise or update this news release to reflect events or circumstances after the date of this news release.


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